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                                                                      Exhibit 23
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                       Consent of Independent Accountants

We consent to the incorporation by reference in the registration statement of Susquehanna Bancshares, Inc. on Form S-8 (File No. 33-92512) of our report dated January 22, 1997, on our audits of the consolidated financial statements of Susquehanna Bancshares, Inc., as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which report is incorporated by reference in this Annual Report on Form 10-K.


/s/ Coopers & Lybrand L.L.P.



One South Market Square
Harrisburg, Pennsylvania
March 24, 1997

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